                  ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT
                  --------------------------------------------
                             AND AMENDMENT TO LEASE
                             ----------------------

             ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT AND AMENDMENT TO LEASE (this "Agreement") dated as of October 1, 1999 by and among BARNES & NOBLE, INC., a Delaware corporation, having an office at 122 Fifth Avenue, New York, New York 10011 ("Assignor"), BARNESANDNOBLE.COM LLC, a Delaware limited liability company, having an office at 111 Eighth Avenue, New York, New York 10011 ("Assignee") and 111 CHELSEA LLC, a Delaware limited liability company ("Landlord").

                                    RECITALS
                                    --------

             A. Assignor is the holder of the tenant's interest in that certain Agreement of Lease (the "Original Lease"), dated as of June 30, 1997, between Landlord's predecessor-in-interest, P.A. Building Company ("PA") as landlord, and Assignor, as tenant, which Original Lease was amended by (i) letter agreement of even date with the Original Lease, between PA and Assignor (the "PBI Letter"), (ii) letter agreement, dated July 1, 1997, between PA and Assignor (iii) Modification of Lease Agreement dated as of January 1998, between Landlord and Assignor and (iv) Amendment of Lease dated as of September 1, 1998, between Landlord and Assignor, and as so amended, is referred to herein as the "Lease". The Lease, as so amended, demises a portion of the eleventh (11th) floor consisting of approximately 76,654 Rentable Square Feet (the "11th Floor Space"), a portion of the roof space consisting of approximately 523 Rentable Square Feet (the "Roof Space") and a portion of the Upper Sub Basement consisting of approximately 561 Rentable Square Feet (the "Basement Space") (collectively, the "Premises") of the building known as 111 Eighth Avenue, New York, New York 10011 (the "Building"). For purposes of this Agreement, the term "Rentable Square Feet" shall mean the deemed rentable area of the Building or any portion thereof, computed on the basis of the current standard employed by Landlord on the date hereof with respect to the calculation of the deemed Rentable Square Foot area of the Building; provided, however, that in no event shall such deemed Rentable Square Footage constitute or imply any representation or warranty by Landlord as to the actual size of any floor or other portion of the Building, including the Premises.

             B. Assignor desires to assign unto Assignee all of Assignor's right, title and interest as tenant in, to and under the Lease, and Assignee desires to succeed to the interest of Assignor, and to assume the obligations of Assignor under the Lease.

             C. Article 41 of the Lease provides that the Lease may not be assigned without the written consent of Landlord.

             D. Landlord is willing to consent to the assignment of the Lease from Assignor to Assignee upon the terms and conditions set forth herein.

             E. Assignee and Landlord desire to further amend the Lease.

             NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, paid by each of the parties hereto to each other party, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the provisions herein, the parties hereto agree as follows:

             1. Effective Date. The "Effective Date" of this Agreement shall be the date upon which all of the following shall have occurred (each of which shall be a condition concurrent with the others):

                (a) Each of Assignor, Assignee and Landlord shall have unconditionally received a fully executed original counterpart of this Agreement;

                (b) Each of Assignee and Landlord shall have unconditionally received a fully executed original counterpart of that certain Agreement of Lease, of even date herewith, between Landlord and Assignee (the "Ninth Floor Lease");

                (c) Landlord shall have unconditionally received from Assignee the cash Security Deposit by wire transfer of immediately available funds, or the Letter of Credit (as such terms are defined in Article 32 of the Ninth Floor Lease); and

                (d) Landlord shall have returned to Assignor the Letter of Credit referred to in Article 72 of the Lease.

             It shall be a condition precedent to the occurrence of the Effective Date that there then exist no Event of Default under the Lease. If for any reason the Effective Date shall not have occurred on or before October 30, 1999, Landlord shall have the right to terminate this Agreement by written notice to Assignor and Assignee. Promptly after the occurrence of the Effective Date, Landlord, Assignor and Assignee shall confirm the Effective Date in writing.

             2. Assignment and Assumption; Indemnities.

             Effective as of the Effective Date:

                (a) Assignor hereby assigns and transfers to Assignee, its successors and permitted assigns, all of Assignor's right, title and interest as tenant in, to and under the Lease, subject to the rent, terms, covenants and conditions of the Lease.

                (b) Assignee hereby assumes the performance of all of the terms, covenants, conditions and obligations of the tenant under the Lease, arising or accruing from and after the Effective Date, and agrees to pay all amounts due thereunder, including, without limitation, the rent and any other charges reserved by or provided for in the Lease, on the next rent day and monthly thereafter until the expiration or earlier termination of the Lease and will perform all of the terms, covenants and conditions of the Lease arising or accruing from and after the Effective Date, all with the same force and effect as if Assignee had signed the Lease originally as tenant named therein.

                (c) Landlord does hereby release Assignor of and from any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature whatsoever arising under, out of or in connection with, the Lease and the Premises, from and after the Effective Date, except that nothing herein contained shall be deemed to constitute a release or discharge of Assignor with respect to any obligation or liability accrued or incurred under the Lease up to and including the Effective Date.

             3. Consent. Effective as of the Effective Date, Landlord consents to the assignment and assumption set forth in Section 2(a) and Section 2(b) above, subject to and in reliance upon the representations, warranties, covenants, terms and conditions contained in this Agreement, provided, however, that notwithstanding such assignment, Assignor shall remain liable for all of its obligations to be performed or observed under the Lease arising during the period of time prior to the Effective Date. Nothing contained herein shall be deemed to release or discharge Assignor from any obligation or responsibility arising under the Lease during the period prior to the Effective Date.

             4. Representations, Warranties and Acknowledgments.

                (a) Assignor and Assignee each represents, warrants and acknowledges to Landlord as follows:

                    (i) No money or other consideration has been or will be paid or given to Assignor by Assignee for this assignment or the right to use or occupy the Premises.

                    (ii) This Agreement embodies the complete and entire agreement between Assignor and Assignee with respect to the assignment of the Lease.

                    (iii) All landlord work required pursuant to the Lease has been satisfactorily completed and there are no concessions, inducements or work to which the tenant under the Lease is entitled (except that Assignor does not herein waive or release any claims, rights, causes of action or defenses it may have relating to a construction allowance in the amount of $1,275,720 which Assignor claims is due to it pursuant to the PBI Letter).

                    (iv) To the best of Assignor's and Assignee's knowledge, and subject to the provisions of Paragraph 4(a)(iii) above, (X) Landlord is not in default in the performance or observance of any of the terms, covenants, conditions or obligations on Landlord's part to be performed or observed under the Lease, (Y) no event has occurred which with the giving of notice or the passage of time, or both, would constitute a default by Landlord under the terms of the Lease and (Z) there are no current rights of off-set, counterclaims, or credits against rent or other charges under the Lease.

                    (v) Except for this Agreement and the written instruments comprising the Lease (as defined above), there are not, as of the date hereof, any amendments, modifications, written instruments or other oral or written agreements which amend or modify the provisions of the Lease.

                    (vi) Assignee acknowledges that Assignee is fully familiar with the condition of the Premises, and agrees to accept possession thereof in its "as is" condition on the Effective Date. Assignor's and Assignee's execution of this Agreement shall be conclusive evidence as against both Assignee and Assignor that the Premises are in good and satisfactory condition at the time of such execution.

                (b) Landlord hereby represents and warrants to Assignee and, with respect to clause (ii) below, to Assignor, as follows:

                    (i) The Lease (except as modified hereby) is unmodified and in full force and effect as of the date hereof.

                    (ii) To the best of Landlord's knowledge, Assignor is not in default in the performance or observance of any of the terms, covenants, conditions or obligations on Assignor's part to be performed or observed under the Lease, (Y) no event has occurred which with the giving of notice or the passage of time, or both, would constitute a default by Assignor under the terms of the Lease and (Z) there are no current rights of off-set, counterclaims, or credits against rent or other charges under the Lease.

                (c) Landlord and Assignee mutually acknowledge that, except as may be expressly set forth herein, the Lease and the Ninth Floor Lease represent separate and distinct agreements and legal interests.

             5. Further Assignment or Subletting. Assignee hereby agrees that the terms, conditions, restrictions and prohibitions set forth in the Lease regarding subletting and assignment (as modified hereby), including, without limitation, as set forth in Exhibit B annexed to this Agreement, shall, notwithstanding this Agreement, (i) continue to be binding upon Assignee with respect to all future assignments and transfers of the Lease and all future sublettings of the Premises, and (ii) apply to Assignee with the same effect as if Assignee had been the original tenant named in the Lease. This Agreement shall not be construed either as a consent by Landlord to, or as permitting, any other or further assignment or transfer of the Lease, whether in whole or in part, or any further subletting of the Premises or any part thereof, or as a waiver of the restrictions and prohibitions set forth in the Lease regarding subletting and assignment.

             6. Remedies for Default. In the event of any default by Assignor or Assignee in the full performance and observance of any of their respective obligations hereunder or in the event that any representation or warranty of Assignor or Assignee, or both, made herein shall prove to be false or misleading in any material respect, such event may, at Landlord's option, be deemed an event of default under the Lease and the Ninth Floor Lease, and Landlord shall have the right to and may pursue all of the rights, powers and remedies provided for in the Lease or in the Ninth Floor Lease or at law or in equity or by statute or otherwise with respect to defaults.

             7. Amendment of Lease. Effective as of the Effective Date, the Lease shall be deemed amended as follows:

                (a) All references to "Tenant herein named on the date of this Lease", or words of like effect, shall be deemed to mean Assignee on the date of this Agreement;

                (b) All references in the Lease to "Sylvan Lawrence Company, Inc." or to "SLC" (except those contained in Article 63 thereof, it being agreed that Article 63 of the Lease shall not apply to the transactions contemplated by this Agreement) shall be deemed to refer to Insignia/Edward S. Gordon Company, Inc. or any successor thereto as Landlord's managing agent for the Building.

                (c) The term of the Lease is hereby extended to be coterminous with the term of the Ninth Floor Lease, unless the Lease be sooner terminated pursuant to the provisions of the Lease. Accordingly, all references to the "Expiration Date" in this Agreement and in the Lease shall be deemed to mean February 28, 2015.

                (d) For the portion of the term of the Lease commencing on the Effective Date and ending on October 31, 2007, Tenant shall pay all fixed rent as set forth in the Lease.

                (e) For the portion of the term of the Lease commencing on November 1, 2007 and ending on the Expiration Date, Tenant shall pay fixed rent as follows:

                    (i) for the 11th Floor Space, for the portion of the Lease term commencing on November 1, 2007 and ending one day prior to the tenth (10th) anniversary of the Space A Delivery Date (as defined in the Ninth Floor Lease), Two Million Five Hundred Twenty Nine Thousand Five Hundred Eighty Two and 00/100 Dollars ($2,529,582.00) per annum ($210,798.50 per month);

                    (ii) for the 11th Floor Space, for the portion of the Lease term commencing on the tenth (10th) anniversary of the Space A Delivery Date and ending on the Expiration Date, Two Million Seven Hundred Fifty Nine Thousand Five Hundred Forty Four and 00/100 Dollars
         ($2,759,544.00) per annum ($229,962.00 per month);

                    (iii) subject to Section 7(f) below, for the Basement Space, for the portion of the Lease term commencing on November 1, 2007 and ending one day prior to the tenth (10th) anniversary of the Space A Delivery Date, Eleven Thousand Seven Hundred Eighty One and 00/100 Dollars ($11,781.00) per annum ($981.75 per month); and

                    (iv) subject to Section 7(f) below, for the Basement Space, for the portion of the Lease term commencing on the tenth (10th) anniversary of the Space A Delivery Date and ending on the Expiration Date, Thirteen Thousand Four Hundred Sixty Four and 00/100 Dollars ($13,464.00) per annum ($1,122.00 per month).

                (f) Notwithstanding anything set forth in this Agreement to the contrary, Tenant shall have the right to terminate this Lease with respect to the Basement Space only, by notice to Landlord given no later than November 1, 2006, such termination to be effective on October 31, 2007, upon which date this Lease with respect to the Basement Space only shall come to an end and terminate, and thereafter neither party shall have any liability to the other hereunder with respect to the Basement Space.

                (g) For the portion of the term of the Lease commencing on the Effective Date and ending on October 31, 2007, Tenant shall pay all additional rent as set forth in the Lease.

                (h) For the portion of the term of the Lease commencing on November 1, 2007 and ending on the Expiration Date, Tenant shall continue to pay all additional rent due under the Lease, except as follows:

                    (i) the Emergency Generator Fee, as defined in Section 79.01(ii) of the Lease, shall be Thirty Three Thousand Six Hundred and 00/100 Dollars ($33,600.00) per annum ($2,800.00 per month);

                    (ii) the provisions of Articles 39 and 40 of the Lease shall be deleted in their entirety, and the provisions of Article 6 of the Ninth Floor Lease shall be deemed incorporated into the Lease in their place and stead, as if such Article 6 were set forth in its entirety in the Lease (without such incorporation in any way affecting the application of such Article 6 to the Ninth Floor Lease), except that
         (A) in Section 6.1(b) "Tenant's Share" (as it applies to the Lease) shall be Three and 333/1000ths percent (3.333%) and (B) the factor set forth in Section 6.4 (a)(ii) (as it applies to the Lease) shall be 76,654; and

                    (iii) the provisions of Section 78.13(i) of the Lease shall be deleted in their entirety, and Tenant shall pay to Landlord a license fee for the Cooling Tower Area in advance on the first day of each month as follows: (i) during the period from November 1, 2007 through the day before the tenth (10th) anniversary of the Commencement Date (as defined in the Ninth Floor Lease), the product of the square foot area of the Cooling Tower Area (hereby deemed and agreed to be 523 square feet), multiplied by Twenty-One and 00/100 Dollars ($21.00), and
         (ii) during the period from the tenth (10th) anniversary of such Commencement Date through the Expiration Date, the product of the square foot area of the Cooling Tower Area, multiplied by Twenty-Four and 00/100 Dollars ($24.00).

                (i) Upon any default beyond applicable grace and notice periods under the Ninth Floor Lease, Assignee shall be deemed in default under the Lease such that (without limiting Landlord's remedies pursuant to the Lease and at law), (i) Landlord may serve the three (3) days' notice of cancellation of the Lease and further proceed as provided in Section 17 of the Lease, or (ii) Landlord may exercise all of its rights under Paragraph 7(j) of this Agreement, or both.

                (j) Upon any default by Assignee under the Lease beyond applicable grace and notice periods, Landlord may use, apply or retain all or any part of the Security Deposit (as such term is defined in the Ninth Floor Lease) for the payment of any rent or any other sum in default under the Lease or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of such default under the Lease, or to compensate Landlord for any other loss, cost or damage to which Landlord is entitled pursuant to the Lease or applicable legal requirements by reason of a default beyond applicable grace and notice periods under the Lease, and Assignee shall thereupon deposit sums with Landlord sufficient to restore the Security Deposit, in the same manner as if Landlord had so used, applied or retained all or such part of the Security Deposit, pursuant to the provisions of the Ninth Avenue Lease, upon an Event of Default by Assignee under the Ninth Avenue Lease.

                (k) The provisions of Articles 31 and 72 of the Lease shall be deemed deleted from the Lease, it being agreed by Assignee that the Security Deposit identified in Paragraph 7(j) of this Agreement shall be security for all of Assignee's obligations under the Lease in accordance with the provisions of Paragraph 7(j) of this Agreement.

                (l) Article 27 of the Lease shall be deleted in its entirety, and the following shall be substituted therefor:

         ARTICLE 27. BILLS AND NOTICES

         Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands, requests or other communications given or required to be given under this Lease shall be in writing and shall be deemed sufficiently given or rendered if delivered by hand (against a signed receipt), sent by a nationally recognized overnight courier service, or sent by registered or certified mail (return receipt requested) and addressed:

         if to Tenant, (a) at Tenant's address at the Premises, Attention: Marie
         J. Toulantis (or, if a regularly scheduled rent bill or rent escalation statement, Mike Caputo), or (b) at any place where Tenant or any agent or employee or Tenant may be found if mailed subsequent to Tenant's abandoning or surrendering the demised premises, in either case (except if a routine bill or statement), with a copy to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Michael N. Rosen, Esq.; or

         if to Landlord, as follows: 111 Chelsea LLC, c/o Taconic Investment Partners LLC, 1500 Broadway, New York, New York 10036, Attention: Mr. Paul E. Pariser, with a copy to: Schulte Roth & Zabel LLP, 900 Third Avenue, New York, New York 10022, Attention: Robert S. Nash, Esq.

         Any such bill, statement, consent, notice, demand, request or other communication given as provided in this Article 27 shall be deemed to have been rendered or given (i) on the date when it shall have been hand delivered, (ii) three (3) Business Days from the date when it shall have been mailed, or (iii) one (1) Business Day from the date when it shall have been sent by overnight courier service.

                (m) The first sentence of Footnote 30G. of the Lease shall be modified by deleting the words "Building Manager (presently Edward Alexander) and the Director of

Leasing at the Building (presently Leon Grossman)" and substituting therefor the words "Building Manager (presently Domenico Flavoni)".

                (n) The words "P.A. Building Company" in Footnote 39D. of the Lease shall be deleted, and the words "111 Chelsea LLC" substituted therefor.

                (o) The Rules and Regulations annexed to the Lease shall be deleted in their entirety, and the Rules and Regulations annexed as Exhibit A to this Agreement shall be substituted therefor.

                (p) The provisions of Articles 11 and 41 of the Lease shall be deleted in their entirety, and the provisions annexed as Exhibit B to this Agreement shall be substituted therefor.

             8. Broker. Each of Assignor, Assignee and Landlord represents and warrants to the others that it has dealt with no broker, agent or other person other than Insignia/Edward S. Gordon Company, Inc. ("Broker") in connection with this Amendment. Each of Assignor, Assignee and Landlord agrees to indemnify and hold the others harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this Agreement. The provisions of this Section 8 shall survive the expiration or earlier termination of the Lease.

             9. IDA Incentive Program. Landlord acknowledges that Assignee has advised Landlord that: (i) Assignee and the New York City Industrial Development Agency, a New York public benefit corporation (the "IDA"), intend to enter into an agreement, detailing a package of financial incentives that are to be made available to Assignee or an Affiliate of Assignee (the "Incentive Program") by the New York City Economic Development Corp. ("EDC"), (ii) pursuant to the Incentive Program, Assignee shall be entitled to certain exemptions, abatements and/or savings in the cost of electricity used by Assignee at the Premises (including certain savings pursuant to Con Ed's Business Incentive Rate Program) (collectively, "Electricity Savings"), and (iii) Electricity Savings may be made available to Assignee pursuant to reductions in the total cost incurred by Landlord to provide electricity to the Building (whether the Electricity Provider is Con Ed or any other entity). In connection with the foregoing, Landlord hereby agrees that if and to the extent the total cost incurred by Landlord to provide electricity to the Building during a particular billing period is reduced as a result of Electricity Savings pursuant to the Incentive Program, then such Electricity Savings shall be for the account of and the sole property of Assignee, directly payable solely to and/or earned by Assignee. If and so long as Assignee is paying Landlord for electricity pursuant to the provisions of the Lease, then any Electricity Savings which are expressly indicated (including the specific amount of such reduction) on Landlord's statement from the Electricity Provider, or are otherwise indicated (including the specific amount of such reduction) in writing from the Electricity Provider or from the IDA or EDC as arising out of the Incentive Program, shall be for the account of and the sole property of Assignee, shall be deemed to be directly payable solely to and/or earned by Assignee during an Electricity Provider's billing period, and the amount of such Electricity Savings shall be offset against and deducted from Additional Rent otherwise due from Assignee to Landlord for the next following billing period. If Assignee shall not be paying Landlord for electricity (including if electricity is obtained by Assignee pursuant to the provisions of the Lease, then such Electricity Savings shall be for the account of and the sole property of Assignee, directly payable solely to and/or earned by Assignee. Landlord agrees (at no cost to Landlord) to cooperate with Assignee (by, for example, executing any necessary documents, forms, applications and surveys) to facilitate Assignee's obtaining the Electricity Savings pursuant to the Incentive Program.

             10. Miscellaneous.

                (a) When used in this Agreement, the singular includes the plural and the plural includes the singular, the word "or" is not exclusive and the word "including" is not limiting. All Article and Section references set forth herein shall, unless the context otherwise specifically requires, be deemed references to the Articles and Sections of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                (b) This Agreement will be interpreted and enforced in accordance with its provisions and without the aid of any custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provisions in question.

                (c) The provisions of this Agreement shall supersede any inconsistent provisions contained in the Lease, regardless of whether such inconsistent provisions are contained in the printed portions of the Lease or in any rider, exhibit or schedule annexed thereto and made a part thereof, or in any amendment, modification, letter, notice or other written instrument executed in connection therewith or sent pursuant thereto.

                (d) The covenants, agreements, terms, provisions and conditions contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                (e) The captions contained in this Agreement are for reference only and shall in no way define, limit or extend the scope or intent of this Agreement, nor shall such captions affect the construction hereof.

                (f) This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

                (g) Each party hereto represents and warrants that it has full right, power and authority to enter into this agreement and that the person executing this Agreement on behalf of such party is duly authorized to do so.

                (h) All capitalized terms and words used in this instrument shall have the same meaning as set forth in the Lease unless a contrary meaning is expressly set forth herein.

                (i) Any notices or other communications given or required to be given under this Agreement shall be effective only if in writing and delivered in the manner and to the addresses set forth in the Lease.

                (j) Notwithstanding any provisions of this Agreement to the contrary, if Landlord fails to deliver to Assignee a Non-Disturbance Agreement executed by Lender (as such terms are defined in the Ninth Floor Lease) within thirty (30) days following the execution and delivery of this Agreement, then, at Assignee's election exercised by notice to Landlord, this Agreement shall be and be deemed null and void, and the Lease shall continue (and shall be deemed to have continued) in full force and effect between Assignor and Landlord as if this Agreement had not been executed, all effective on the date which shall be thirty (30) days after the date such notice is given. Notwithstanding anything to the contrary contained herein, if Landlord shall deliver such Non Disturbance Agreement executed by Lender to Assignee at any time within ten (10) days following Landlord's receipt of such notice by Assignee, such notice shall be void and of no force and effect, and Assignee shall have no further right to make such election pursuant to this Section 9(j).

             [No further text on this page - Signature page follows]

                IN WITNESS WHEREOF, Assignor, Assignee and Landlord have executed this Assignment, Assumption and Consent Agreement and Amendment of Lease as of the date first set forth above.


                                    BARNES & NOBLE, INC.,
                                    a Delaware corporation


                                    By:/s/Michael Archbold
                                       ------------------------------
                                       Name:  Michael Archbold
                                       Title: Vice President

                                    BARNESANDNOBLE.COM LLC,
                                    a Delaware limited liability company


                                    By:/s/Marie J. Toulantis
                                       ------------------------------
                                       Name:  Marie J. Toulantis
                                       Title: Chief Financial Officer


                                    111 CHELSEA LLC,
                                    a Delaware limited liability company

                                    By:  Taconic Chelsea Holdings LLC,
                                         a Delaware limited liability company,
                                         managing member

                                         By:  Taconic SL Principals LLC,
                                              a Delaware limited liability
                                              company, managing member


                                              By:/s/ Paul E. Pariser
                                                 --------------------
                                                 Name:  Paul E. Pariser
                                                 Title: Member

                                    EXHIBIT A

                              RULES AND REGULATIONS

             1. The rights of tenants in the entrances, corridors, elevators of the Building are limited to ingress to and egress from tenants' premises for tenants and their employees, licenses and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, or elevators for any other purpose. No tenant shall invite to such tenant's premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the entrances, corridors, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and shall not be used for any other purposes by the tenants, their employees, licensees or invitees. No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, entrances, corridors, elevators, fire exits or stairways of the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of tenants, in such manner as it reasonably deems best for the benefit of tenants generally.

             2. Tenant's employees shall not loiter around the hallways, stairways, elevators, front, roof or any other part of the Building used in common by the occupants thereof.

             3. Tenant shall not alter the exterior appearance of the Building by installing signs, advertisements, notices or other graphics on exterior walls, or interior surfaces visible from outside, without prior written permission from Landlord. Similarly, electrical fixtures hung in offices or other spaces along the perimeter of the Building which affect its exterior appearance must be fluorescent and a quality, type, design and bulb color, previously approved in writing by Building management.

             4. The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or the employees, licensees or invitees of the tenant, shall be paid by such tenant.

             5. The requirements of tenants will be attended to only upon application at the Building Management Office. Employees of the Building shall not perform any work or do anything outside of their regular assigned duties, unless under special instructions from the Building Management Office.

             6. Except as specifically provided in the Lease, Tenant shall have no right of access to the roof of the Building and shall not install, repair or replace any satellite dish, antennae, fan, air conditioner or other devices on the roof of the Building without the prior written consent of Landlord. Any such device installed without such written consent shall be subject to removal, at Tenant's expense, without notice, at any time.

             7. Exterior signs on doors and any directory tablet must be approved by Landlord.

             8. No awnings or other projections over or around the windows shall be installed by any tenant and only such window blinds as are permitted by Landlord shall be used in any tenant's premises.

             9. No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building. The water and service closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purpose for which they were designed or constructed and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

             10. Tenant shall not disturb others. This rule prohibits any noise audible from the hallway, adjoining office suites or outside whether created by musical instruments, radios, television sets, group activities or any other source.

             11. All hand trucks used in the Building shall be equipped with rubber tires and side guards.

             12. No tenant shall install wires, conduit, sleeves or similar installations in Building shaftways without prior written consent of Landlord, and as Landlord may direct.

             13. Each tenant shall, at its expense, provide artificial light in the premises demised to such tenant for Landlord's agents, contractors and employees while performing janitorial or other cleaning services and making repairs or alterations therein.

             14. Tenants shall not permit any cooking or food odors emanating from their demised premises to be detectable in any other portions of the Building.

             15. Tenants shall provide Building management provided with keys or combinations to all locks, bolts or other mechanical security systems except those protecting high security areas. Upon vacating the Building, tenants must return keys to storerooms, offices and toilets or pay replacement costs.

             16. All entrance doors in each tenant's premises shall be left locked when the tenant's premises are not in use. Entrance doors shall not be left open at any time.

             17. Tenants shall not keep pets, bicycles, or other vehicles in their premises without prior written approval by Landlord. Exceptions are made for seeing-eye dogs and conveyances required by handicapped persons.

             18. Regular suppliers of outside services must be approved by Building management, which may establish hours or other conditions for entrance to the Building. Such suppliers include vendors of food, spring water, ice, towels, barbering, shoe shining and other products and services.

             19. Canvassing, soliciting and peddling of products or services are prohibited in the Building, and tenants shall cooperate with Landlord in attempting to prevent such acts in the Building.

             20. Landlord may refuse admission to the Building outside of normal hours to any person not having a pass issued by Landlord or not properly identified, and may require all persons admitted to or leaving the Building outside of normal business hours to register. Tenant's employees, agents and visitors shall be permitted to enter and leave the Building whenever appropriate arrangements have been previously made between Landlord and Tenant. Each tenant shall be responsible for all persons for whom such person requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be rejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the building. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from the tenant from whose premises the package or object is being removed, but the establishment and enforcement of such requirements shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of the tenant. Landlord shall in no way be liable to any tenant for injury or loss arising from the admission, exclusion or ejection of any person to or from the tenant's premises or the Building under the provisions of this rule.

             21. Tenant, at its sole cost and expense, shall cause the Premises to be exterminated from time to time to the reasonable satisfaction of the Building Management Office, and shall employ such exterminators therefor as shall be approved by the Building Management Office.

             22. Tenants shall not serve or permit the serving of alcoholic beverages in the its premises unless Tenant shall have procured host liquor liability insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord and its managing agent as additional insureds.

             23. The Building loading docks may be used only for loading and unloading procedures. Tenants may not use the loading dock area for parking. Tenants may not place any dumpsters at the loading docks or any other portion of the Building without the prior written approval of Landlord.

             24. No shutdowns of any Building systems will be permitted without prior written approval of Landlord and supervision by the Building engineer.

             25. Tenant's contractors or vendors may not use any space within the Building outside the Premises for storage or moving of materials or equipment or for the location of a field office or facilities for the employees of such contractors or vendors without obtaining Landlord's prior written approval for each such use. Landlord shall have the right to terminate such use and remove all such contractor's or vendor's materials, equipment and other property from such space, without Landlord being liable to tenant or to such contractor or vendor, and the cost of such termination and removal shall be paid by Tenant to Landlord.

             26. Tenants are required to have a full service maintenance contract covering their supplemental HVAC, Uninterrupted Power Supply (UPS) and Automatic Transfer systems, and to provide copies of such contracts to the Building management office.

             27. The Building reserves the right to restrict the use of certain materials (i.e., Omega sprinkler heads and piping manufactured in The Republic of China) in the building based on notifications that declare the materials unsafe.

             28. Trucks using the Tenant Shipping Platforms on the ground floor of the building, and the upper Floor Truck Lobbies will load and discharge at the place or places thereat and therein as indicated by the duly authorized representative of Landlord in charge of such operation.

             29. Trucks using the Tenant Shipping Platforms on the ground floor of the building, and the upper floor truck lobbies, will load and discharge at the place or places thereat and therein as indicated by the duly authorized representative of Landlord in charge of such operation.

             30. Elevators for freight handling service will be operated during Business Hours on Business Days, unless special arrangement is made with Landlord for operation at other times.

             31. The use of the private right of way and the truck elevators will be subject to and under the reasonable direction and control of the duly authorized representative of Landlord in charge of such operation. When in the interest of continuity of service or in the interest of the common service, Tenant's freight departing from or arriving at the building by truck may at the direction of Landlord be handled over and through the Tenant Shipping Platforms on the ground floor and the freight elevators. Landlord reserves the right to direct such handling in lieu of truck elevator service.

             32. In the interest of preserving the continuity of freight elevator service, freight will not be floored upon the freight elevator, but will at all times be handled and moved upon suitable vehicles of the indoor industrial wheeler type permitting such freight to be economically and expeditiously wheeled on and off the freight elevators. Freight which cannot be handled upon such equipment will be handled in such alternative manner as may be approved by Landlord.

             33. (a) The Tenant Shipping Platforms located on first or ground floor of the Building are designed to accomplish the immediate transfer and movement of freight between the freight elevators and trucks. The use of such facility by Tenant or any of its agents, servants, employees, representatives or contractors will be confined to such purpose, under the reasonable direction and control of the duly authorized representative of Landlord in charge of such operation.

             (b) No storage or holding of freight on such Tenant Shipping Platforms awaiting the arrival of trucks, or awaiting transfer by Tenant from such Tenant Shipping Platforms to the Premises, will be permitted. No automobiles of Tenant or any Tenant Party may enter on or be stored in any portion of the building, except in areas designated by Landlord, and provided Tenant pays for such parking at rates designated by Landlord, its agents or parking lessees.

             (c) Any violation of this rule or disregard of directions issued by Landlord will give Landlord the right to handle, transfer, remove or store such freight in or to other premises in the building. When such handling, transfer, removal or storage is performed by Landlord, and when it shall be deemed necessary by Landlord to preserve the continuity of common service provided by this facility, any and all expense will be at Tenant's sole cost and expense. Landlord will not be responsible for any loss or damage which any such freight may suffer by such handling, removing or storage.

                                    EXHIBIT B

                      ASSIGNMENT AND SUBLETTING PROVISIONS



             Section 41.1 Except as otherwise expressly provided herein, Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, pledge, encumber, or otherwise transfer this Lease, nor sublet (nor underlet), nor suffer, nor permit the Premises or any part thereof to be used or occupied by others (whether for desk space, mailing privileges or otherwise), without the prior written consent of Landlord in each instance. If this Lease is assigned, or if the Premises or any part thereof are sublet or occupied by anybody other than Tenant, or if this Lease or the Premises are encumbered (whether by operation of law or otherwise) without Landlord's consent, then Landlord may, after default by Tenant beyond applicable grace or notice periods, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to all fixed rent and additional rent due hereunder, but no assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of the provisions hereof, the acceptance by Landlord of the assignee, subtenant or occupant as a tenant, or a release by Landlord of Tenant from the further performance by Tenant its obligations under this Lease, and Tenant shall remain fully liable therefor. The consent by Landlord to any assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Landlord's prior written consent in each instance. Any assignment, sublease, mortgage, pledge, encumbrance or transfer in contravention of the provisions of this Article 41 shall be void.

             Section 41.2 (a) If Tenant shall, at any time or from time to time during the term of this Lease, desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice (a "Tenant's Notice") thereof to Landlord, which Tenant's Notice shall set forth: (i) with respect to an assignment of this Lease, the date Tenant desires the assignment to be effective and any consideration Tenant would receive under such assignment, (ii) with respect to a sublet of all or a part of the Premises (x) the dates upon which Tenant desires the sublease term to commence and expire, (y) the rental rate and other material business terms upon which Tenant would sublet such premises, and
(z) a description of the Premises showing the portion to be sublet, the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred and eighty (180) days after the giving of such notice,
(iii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iv) current financial information with respect to the proposed assignee or subtenant, including its most recent financial report, and (v) an agreement by Tenant to indemnify Landlord against liability resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any other brokers or by any Person ("Person" being defined for purposes of this Article 41 as an individual, corporation, partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated association, business trust, tenancy-in-common or other entity, or any governmental authority) claiming a commission or similar compensation in connection with the proposed assignment or sublease. Tenant's Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord's designee) may, at its option, (I) sublease such space (the "Leaseback Space") from Tenant upon the terms and conditions set forth in Section 41.4, or terminate this Lease with respect to only the Leaseback Space, or (II) if the proposed transaction is (1) an assignment of this Lease or (2) a subletting of fifty percent (50%) or more of the rentable area of the Premises, terminate this Lease.

                (b) Landlord agrees to respond to any Tenant's Notice given in accordance with Section 41.2(a) within twenty (20) days after request, provided the Tenant's Notice complies in all material respects with the requirements of
Section 41.2(a). If Landlord fails to either approve or disapprove the requested assignment or subletting on or before the end of such twenty-day period, Tenant shall have the right to provide Landlord with a second written request for approval (a "Second Request"), which shall include all material previously delivered to Landlord together with Tenant's Notice, and set forth in bold capital letters the following statement: IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN TENANT SHALL BE ENTITLED TO ENTER INTO THE PROPOSED [ASSIGNMENT] [ SUBLEASE] DESCRIBED IN THE NOTICE ENCLOSED HEREWITH, WHICH WAS PREVIOUSLY SUBMITTED TO LANDLORD AND TO WHICH LANDLORD HAS FAILED TO TIMELY RESPOND. In the event that Landlord fails to respond to a Second Request within five (5) Business Days after receipt by Landlord, the proposed assignment or sublease as to which the Second Request is submitted shall be deemed to be approved by Landlord, and Tenant shall be entitled to enter into such transaction, provided that such assignment or sublease complies with the requirements of this Article 41 and all other provisions of this Lease applicable thereto.

             Section 41.3 If Landlord exercises its option to terminate this Lease with respect to all or a portion of the Premises pursuant to Section 41.2, then this Lease shall terminate and expire (in its entirety or as it relates to the portion of the Premises identified in the Tenant's Notice, as applicable) on the date that such assignment or sublease was to be effective or commence, as the case may be, and the fixed rent and additional rent due hereunder shall be paid and apportioned to such date. In such event, Landlord and Tenant, upon request of either party, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth appropriate modifications, if any, to the terms and provisions hereof. Following such termination, Landlord shall be free to and shall have no liability to Tenant if Landlord should lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant.

             Section 41.4 If Landlord exercises its option to sublet the Leaseback Space, such sublease to Landlord or its designee (as subtenant) shall be at a rental rate equal to the product of (i) the lesser of (A) the rental rate per rentable square foot of fixed rent and additional rent then payable pursuant to this Lease, or (B) the rental rate per rentable square foot of rent and additional rent set forth in Tenant's Notice, multiplied by (ii) the number of rentable square feet of the Leaseback Space, and shall be for the same term as that of the proposed subletting, and such sublease shall:

             (a) be upon such other terms and conditions as are contained in Tenant's Notice, and be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this Lease, except such as are irrelevant or inapplicable, and except as expressly set forth in this
     Article 41 to the contrary;

             (b) give the subtenant the unqualified and unrestricted right, without Tenant's permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations and improvements in the space covered by such sublease, provided that such changes, alterations or improvements do not materially adversely affect Tenant's use and occupancy of the portion of the Premises other than the Leaseback Space; and if the proposed sublease will result in all or substantially all of the Premises being sublet, grant Landlord or its designee the option to extend the term of such sublease for the balance of the term of this Lease less one day, and provided further that, if the term of such sublease is twelve (12) or more months shorter than the term of this Lease, the Premises being sublet shall be suitable for the Permitted Use upon expiration of the sublease term;

             (c) provide that any assignee or further subtenant of Landlord or its designee, may, at Landlord's option, be permitted to make alterations, decorations and installations in such space or any part thereof, provided that such changes, alterations or improvements do not materially adversely affect Tenant's use and occupancy of the portion of the Premises other than the Leaseback Space, and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease; provided, however, that such assignee or subtenant shall, at its sole cost and expense, repair any damage and injury caused by such removal; and provided further that, if the term of such sublease is twelve (12) or more months shorter than the term of this Lease, the Premises being sublet shall be suitable for the Permitted Use upon expiration of the sublease term; and

             (d) provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or sublease by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord's uncontrolled discretion, shall deem suitable or appropriate, provided that the use of the Leaseback Space for such purpose or purposes shall not unreasonably interfere with Tenant's use and occupancy of the portion of the Premises other than the Leaseback Space, (iii) Tenant shall, at Tenant's sole cost and expense, at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee,
     (iv) Landlord may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any legal or insurance requirements relating to such separation (all at Tenant's sole cost and expense, unless such alterations would be the subtenant's obligation to perform or pay for pursuant to the proposed sublease), provided, however, that Landlord shall use reasonable efforts to minimize the duration of such alterations and interference by reason thereof with Tenant's access to and use and occupancy of the portion of the Premises other than the Leaseback Space, (v) at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the subtenant to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition, and provided that Tenant shall have no obligation under this Lease to restore any Alterations or other changes, decorations or installations made by or on behalf of such subtenant, or any damage caused by Landlord's removal of alterations, decorations or installations, and provided further that, if the term of such sublease is twelve (12) or more months shorter than the term of this Lease, the Premises being sublet shall be suitable for the Permitted Use upon expiration of the sublease term; and (vi) Tenant shall have no obligation to provide services of any kind to the Leaseback Space, provided, however, that Tenant shall permit Landlord, Landlord's agents and public utilities servicing the Leaseback Space to erect, use and maintain all concealed ducts, pipes and conduits in and through the Premises as Landlord shall reasonably require, provided that the exercise of such rights shall not materially affect the layout or reduce the floor area of the Premises.

             Section 41.5 (a) If Landlord exercises its option to sublet the Leaseback Space, Landlord shall indemnify and save Tenant harmless from all obligations under this Lease as to the Leaseback Space during the period of time it is so sublet to Landlord, except as to any obligation which arises out of or results from the negligence or willful misconduct of Tenant or any Affiliate (as defined in Section 41.6(d)) of Tenant, any subtenant or any other occupant of the Premises, or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, employees, principals, contractors, licensees, servants, agents or representatives (each, a "Tenant Party").

             (b) Performance by Landlord, or its designee, under a sublease of the Leaseback Space shall be deemed performance by Tenant of any similar obligation under this Lease and any default under any such sublease shall not give rise to a default under a similar obligation contained in this Lease nor shall Tenant be liable for any default under this Lease or deemed to be in default hereunder, unless such default is occasioned by or arises from the negligence or willful misconduct of Tenant or any Tenant Party.

             (c) Tenant shall have no obligation, at the expiration or earlier termination of the term of this Lease, to remove any alteration, installation or improvement made in the Leaseback Space by Landlord (or Landlord's designee).

             (d) Any consent required of Tenant, as Landlord under the sublease, shall be deemed granted if consent with respect thereto is granted by Landlord under this Lease, and any failure of Landlord (or its designee) to comply with the provisions of the sublease other than with respect to the payment of fixed rent and additional rent to Tenant, shall not constitute a default thereunder or hereunder if Landlord shall have consented to such non-compliance.

             Section 41.6 In the event Landlord does not exercise either option provided to it pursuant to Section 41.2, and provided that no Event of Default shall have occurred and be continuing under this Lease as of the time Landlord's consent is requested by Tenant, Landlord's consent (which must be in writing, subject to the provisions of Section 41.2(b)) to the proposed assignment or sublease shall not be unreasonably withheld or delayed; provided, however, that:

             (a) Tenant shall have complied with the provisions of Section 41.2, and Landlord shall not have exercised any of its options thereunder within the time permitted therefor;

             (b) In Landlord's judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (i) is in keeping with the then standards of the Building, and (ii) does not violate the restrictions set forth in Article 2 of this Lease;

             (c) The proposed assignee or subtenant has sufficient financial worth considering the responsibility involved, and Landlord has been furnished with evidence thereof;

             (d) In the event Landlord has comparable space in the Building available for lease, then (i) neither the proposed assignee or subtenant nor any Affiliate of the proposed assignee or subtenant is then an occupant of any part of the Building, and (ii) the proposed assignee or subtenant is not a Person or an Affiliate of a Person with whom Landlord or Landlord's agent is then, or has been within the previous four (4) month period, negotiating in connection with rental of space in the Building ("Affiliate" being defined for purposes of this Article 41 as any Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control) ("Control" as to any Person being defined for purposes of this Article 41 as: (a) the ownership, directly or indirectly, of more than thirty per cent (30%) of (i) the outstanding voting stock of a corporation, or (ii) the beneficial ownership interests, however characterized, of any other entity, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by statute, or by contract);

             (e) The form of the proposed sublease or instrument of assignment shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 41, and Tenant shall deliver a true and complete original, fully executed counterpart of such sublease or other instrument to Landlord promptly upon the execution and delivery thereof;

             (f) Tenant and its proposed subtenant or assignee, as the case may be, shall execute and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, setting forth the terms and conditions upon which Landlord shall have granted its consent to such assignment or subletting, and the agreement of Tenant and such subtenant or assignee, as the case may be, to be bound by the provisions of this Article 41;

             (g) There shall not be more than four (4) subtenants of the Premises;

             (h) The amount of the aggregate rent to be paid by the proposed subtenant shall not be twenty percent (20%) or more below the then current market rent per rentable square foot for the Premises, determined as though the Premises were vacant, and the rental and other terms and conditions of the sublease shall be substantially the same as those contained in Tenant's Notice;

             (i) Tenant shall reimburse Landlord, as additional rent upon demand, for (A) the reasonable costs and expenses incurred by Landlord in connection with the assignment or sublease, including the costs of investigations as to the acceptability of the proposed assignee or subtenant and the cost of reviewing plans and specifications proposed to be made in connection therewith, and (B) Landlord's reasonable legal fees and disbursements incurred in connection with the granting of any requested consent and the preparation of Landlord's written consent to the sublease or assignment;

             (j) Tenant shall not have (i) advertised or publicized in any way the availability of the Premises without prior notice of and approval by Landlord, or (ii) advertised or publicized in any way (or caused or permitted to be advertised or publicized in any way) the Premises for sublease or assignment at a rental rate materially less than the fixed rent and additional rent at which Landlord is then offering to lease comparable space in the Building for a comparable term;

             (k) The proposed occupancy shall not impose a material extra burden upon services to be supplied by Landlord to Tenant, unless Tenant and such proposed subtenant or assignee shall agree with Landlord in writing to pay the costs of such additional services; and

             (l) The proposed subtenant or assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of New York State.

Except for any sublease by Tenant to Landlord or its designee pursuant to this
Article 41, each sublease pursuant to this Section 41.6 shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease to Landlord or any such sublease to any other subtenant, or any acceptance of fixed rent or additional rent by Landlord from any subtenant, Tenant will remain fully liable for the payment of the fixed rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on Tenant's part to be observed and performed, and for all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise either of its options under Section 2, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all losses, liabilities, damages, costs, and expenses (including reasonable attorneys' fees and disbursements) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant arising from or in connection with such proposed assignment or subletting, or by any brokers or other Persons (with whom Tenant or its proposed assignee or subtenant may have dealt) claiming a commission or similar compensation in connection with the proposed assignment or sublease.

             Section 41.7 In the event that (a) Landlord fails to exercise either of its options under Section 41.2 and consents to a proposed assignment or sublease, and (b) Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within one hundred twenty (120) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of Section 41.2 before assigning this Lease or subletting all or part of the Premises.

             Section 41.8 With respect to each and every sublease authorized by Landlord under the provisions of this Lease, it is further agreed that:

             (a) No sublease shall be for a term ending later than one day prior to the Expiration Date of this Lease;

             (b) No sublease shall be delivered, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord and approved in writing by Landlord (or deemed approved pursuant to Section 41.2(a) or (b)); and

             (c) Each sublease shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not (i) be liable for any previous act or omission of Tenant under such sublease (except to the extent such act or omission is a default under the Sublease and continues beyond the date on which Landlord succeeds to Tenant's interest, provided that the subtenant gives notice of such act or omission to Landlord prior to such takeover by Landlord), (ii) be subject to any counterclaim, offset or defense, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, (iii) be bound by any previous modification of such sublease not consented to in writing by Landlord, or by any previous prepayment of more than one month's fixed rent or of any additional rent, or (iv) be obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have


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

     agreed to be bound by the terms and conditions set forth in this Article
     41. The provisions of this Article 41 shall be self-operative and no further instrument shall be required to give effect to this provision.

             Section 41.9 If Landlord shall consent to any assignment of this Lease or to any sublease, or if Tenant shall enter into any other assignment or sublease permitted hereunder, Tenant shall, in consideration therefor, pay to Landlord, as additional rent:

             (a) In the case of an assignment, on the effective date of the assignment, an amount equal to (i) prior to November 1, 2007, one hundred percent (100%), and (ii) on or after November 1, 2007, fifty percent (50%) of (i) all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment, including sums paid for Tenant's movable fixtures and movable partitions, telephone and other communications equipment, computer systems, furniture, trade fixtures, furnishings, and other items of personal property which are removable without material damage to the Premises or Building ("Tenant's Property"), less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof, determined on the basis of Tenant's federal income tax returns) less (ii) all actual, reasonable and customary costs and expenses incurred by Tenant in effectuating a subletting or assignment, including brokerage commissions, advertising costs, attorney's fees and disbursements, remodeling and redecorating costs in connection with such subletting or assignment, rental abatements or concessions to the subtenant or assignee, and any fees or cost reimbursements paid to Landlord pursuant to this Lease in connection with Landlord's review or approval of such subletting or assignment ("Transaction Expenses"), reasonably and actually incurred by Tenant in connection with such assignment; or

             (b) In the case of a sublease, an amount equal to (i) prior to November 1, 2007, one hundred percent (100%), and (ii) on or after November 1, 2007, fifty percent (50%) of (i) all rents, additional charges or other consideration payable to Tenant under the sublease in excess of the fixed rent and additional rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including sums paid for the sale or rental of Tenant's Property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof, determined on the basis of Tenant's federal income tax returns) less (ii) all Transaction Expenses reasonably and actually incurred by Tenant in connection with such sublease. The sums payable under this clause shall be paid by Tenant to Landlord as additional rent as and when paid by the subtenant to Tenant.

             Section 41.10 (a) Subject to the provisions of Section 41.11, if Tenant is a corporation, limited liability company, limited partnership, limited liability partnership, general partnership, business trust, foundation, or any other legal entity (any of the foregoing, an "Entity"), and a majority of the outstanding voting stock, membership interests, partnership interests or other legal or equitable ownership interests of any kind (any of the foregoing, "Ownership Interests") are not publicly traded on a recognized stock exchange or over-the-counter market, then any transfer (by one or more transfers), of a majority of the Ownership Interests of Tenant shall be deemed an assignment of this Lease for all purposes of this Article 41. The term "transfer" shall be deemed to include the issuance of new Ownership Interests resulting in a majority of the Ownership Interests of Tenant being held by Persons (other than barnesandnoble.com inc.) which do not hold a majority of the Ownership


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

Interests of Tenant on the date hereof, except in the case of a public offering of Ownership Interests on a recognized stock exchange or over-the-counter market. The transfer of a majority of the Ownership Interests of Tenant through one or more transfers on a recognized stock exchange or over-the-counter market shall not be deemed an assignment of this Lease for purposes of this Article 41.

             (b) If Tenant is an Entity, and Tenant is merged or consolidated with another Entity, or if substantially all of Tenant's assets are transferred to another Entity, then such merger, consolidation or transfer of assets shall be deemed an assignment of this Lease for all purposes of this Article 41. Notwithstanding the foregoing, Landlord's consent shall not be required for such assignment, and the provisions of Sections 41.2, 41.6 and 41.9 shall not be applicable thereto, so long as each of the following conditions have been satisfied: (i) such merger, consolidation or transfer of assets shall have been made for a legitimate independent business purpose and not for the principal purpose of transferring this Lease, (ii) the successor to Tenant or transferee of substantially all of Tenant's assets shall have a net worth, computed in accordance with generally accepted accounting principles consistently applied of not less than $300,000,000.00 (the "Successor Net Worth"), (unless barnesandnoble.com inc. is the successor to Tenant or is the transferee of such assets, in which case barnesandnoble.com inc. shall have a net worth, computed in accordance with generally accepted accounting principles consistently applied, at least equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer) and (iii) proof satisfactory to Landlord of the Successor Net Worth (or, in the case of barnesandnoble.com inc., a net worth equal to the net worth of Tenant immediately prior to such merger, consolidation or transfer) shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction. Notwithstanding the foregoing, in the event that the Successor Net Worth shall be less than $300,000,000.00, Tenant may satisfy the condition set forth in Subsection 41.10(b)(ii) as follows: (A) if the Successor Net Worth is less than $300,000,000.00 but more than $250,000,000.00, Tenant shall increase the Security Deposit by $500,000.00 above the Security Deposit then held by Landlord, (B) if the Successor Net Worth is less than $250,000,000.00 but more than $200,000,000.00, Tenant shall increase the Security Deposit by $1,000,000.00 above the Security Deposit then held by Landlord, and (C) if the Successor Net Worth is less than $200,000,000.00 Tenant shall provide Landlord with a Guaranty, substantially in the form attached as Exhibit O to the Ninth Floor Lease, of Tenant's obligations under this Lease executed by Barnes & Noble, Inc., a Delaware corporation, or by Bertelsmann AG, a business entity organized pursuant to the laws of the Federal Republic of Germany, provided that at the time of execution and delivery of such Guaranty, Tenant shall provide to Landlord reasonable evidence that such Guarantor shall have a net worth, computed in accordance with generally accepted accounting principles consistently applied, of not less than $300,000,000.00.

             (c) The limitations set forth in this Section 41.10 shall be deemed to apply to assignees of this Lease, if any, and any transfer of Ownership Interests in, or any merger, consolidation or transfer of assets of, any such assignee in violation of this Section 41.10 shall be deemed to be an assignment of this Lease in violation of Section 41.1.

             (d) A material modification or amendment or an extension of a sublease shall be deemed a sublease for the purposes of Section 41.1, and a takeover agreement shall be deemed a transfer of this Lease for the purposes of
Section 41.1.

             Section 41.11 Tenant may, without Landlord's consent but upon not less than ten (10) days prior notice to Landlord, assign this Lease or sublet all or any portion of the Premises to any wholly owned subsidiary, Affiliate or parent of Tenant, Bertelsmann AG or Barnes & Noble, Inc. (any of the foregoing, a "Permitted Occupant"), or permit any Permitted Occupant to occupy all or any portion of the Premises, provided that each Permitted Occupant shall be engaged in a business or activity which is in keeping with the standards of the Building and which is a Permitted Use. The provisions of Sections 41.2, 41.6, 41.9 and
41.10 shall not be applicable to any such assignment, subleasing or occupancy. Any assignment or subleasing to, or occupancy by, any such Permitted Occupant shall not relieve, release, impair or discharge any of Tenant's obligations under this Lease. Each notice to Landlord with respect to any assignment, subleasing or occupancy granted pursuant to this Section 41.11 shall include (i) the name and the nature of the business or occupation of such Permitted Occupant, and (ii) the terms of such assignment, subleasing or occupancy.

             Section 41.12 (a) Any assignment or transfer, whether made with Landlord's consent pursuant to Section 41.1 or without Landlord's consent to the extent permitted under Sections 41.10 and 41.11, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this Lease on the part of Tenant to be performed or observed from and after the effective date of such assignment or transfer, and whereby the assignee shall agree that the provisions in Section 41.1 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers.

             (b) The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, extending the time, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord, or any grantee or assignee of Landlord by way of mortgage or otherwise, to enforce any of the obligations of this Lease.

             (c) The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of Premises or to the use or occupancy thereof by others. Any such listing shall constitute a privilege extended by Landlord, revocable at Landlord's will by notice to Tenant, provided that Landlord shall not unreasonably revoke such privilege as to any Affiliate of Tenant, or any subtenant of Tenant or assignee of this Lease approved by Landlord pursuant to this Article 41 (or without Landlord's approval, to the extent permitted pursuant to Section 41.11).


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